Amarantus Therapeutics, Inc.
(A Development Stage Company)
Financial Statements for the Years Ended
December 31, 2009 and 2010, and
for the Period from January 14, 2008
(Date of Inception) to December 31, 2010, and
Independent Auditors’ Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Amarantus Therapeutics, Inc.

We have audited the consolidated balance sheets of Amarantus Therapeutics, Inc. (a development stage company (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’deficit, and cash flows for the years then ended, and for the period from January 14, 2008 (date of inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amarantus Therapeutics, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, and for the period from January 14, 2008 (date of inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company is a development stage company engaged in biotechnology research and development. The Company has suffered recurring losses from operations since inception, has a working capital deficit, and has generated negative cash flow from operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan

May 9, 2011

Amarantus Therapeutics, Inc.
(A Development Stage Company)
BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2010

	2009	2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,232	$47,521
Prepaid expenses and other current assets	-	30,217

Total current assets	1,232	77,738

PROPERTY AND EQUIPMENT — Net	1,382	25,105

TOTAL	$2,614	$102,843

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$371,852	$1,015,221
Accrued liabilities	47,024	11,833
Related party liabilities	295,888	287,462
Current portion of derivative liability	-	141,690
Current portion of convertible promissory notes	327,548	1,094

Total current liabilities	1,042,312	1,457,300

WARRANT LIABILITY	35,013	4,416

DERIVATIVE LIABILITY	-	145,857

CONVERTIBLE PROMISSORY NOTES — Net of current portion	-	29,915

Total liabilities	1,077,325	1,637,488

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS’ DEFICIT:
Convertible preferred stock, $0.001 par value — authorized, 5,000,000 shares; issued and outstanding, -0- and 1,838,354 shares at December 31, 2009 and 2010, respectively (liquidation preference of $735,342 at December 31, 2010)	-	685,342
Common stock, $0.001 par value — authorized, 10,000,000 shares issued and outstanding, 4,020,000 shares at December 31, 2009and 2010	4,020	4,020
Additional paid-in capital	35	62,320
Deficit accumulated during the development stage	(1,078,766)	(2,286,327)

Total stockholders’ deficit	(1,074,711)	(1,534,645)

TOTAL	$2,614	$102,843

See notes to financial statements.

Amarantus Therapeutics, Inc.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010, AND
FOR THE PERIOD FROM JANUARY 14, 2008 (DATE OF INCEPTION) TO DECEMBER 31, 2010

			Period From
			January 14, 2008
	Year Ended December 31,	Year Ended December 31,	(Date of Inception) to December 31,
	2009	2010	2010

NET REVENUES	$-	$192,408	$192,408

OPERATING EXPENSES:
Research and development	16,018	490,428	587,444
General and administrative	272,168	924,495	1,499,143

Total operating expenses	288,186	1,414,923	2,086,587

LOSS FROM OPERATIONS	(288,186)	(1,222,515)	(1,894,179)

INTEREST AND OTHER INCOME (EXPENSE):
Interest expense	(73,846)	(79,410)	(195,973)
Other income	49,175	168,360	216,662
Change in fair value of warrant and derivative liabilities	6,667	(73,996)	(46,967)

Total interest and other income (expense)	(18,004)	14,954	(26,278)

NET LOSS	$(306,190)	$(1,207,561)	$(1,920,457)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.08)	$(0.30)

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	4,020,000	4,020,000

See notes to financial statements.

Amarantus Therapeutics, Inc.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' DEFICIT
PERIOD FROM JANUARY 14, 2008 (DATE OF INCEPTION) TO DECEMBER 31, 2010

						Deficit
						Accumulated
	Convertible				Additional	During the	Total
	Preferred Stock		Common Stock		Paid-In	Development	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

BALANCE — January 14, 2008	-	$-	-	$-	$-	$-	$-

Issuance of common stock at $0.001 per share in January 2008 in exchange for cash or services			4,020,000	4,020			4,020
Sale of warrant to investor					35		35
Dividend to founder for assumption of debts						(365,870)	(365,870)
Net loss						(406,706)	(406,706)

BALANCE — December 31, 2008	-	-	4,020,000	4,020	35	(772,576)	(768,521)

Net loss						(306,190)	(306,190)

BALANCE — December 31, 2009	-	-	4,020,000	4,020	35	(1,078,766)	(1,074,711)

Issuance of Series 1 convertible preferred stock in May 2010 for cash at $0.40 per share — net of issuance costs of $50,000	1,250,000	450,000					450,000
Issuance of Series 1 convertible preferred stock in October 2010 in exchange for convertible promissory notes	488,354	195,342					195,342
Issuance of Series 1 convertible preferred stock in November 2010for cash at $0.40 per share	100,000	40,000					40,000
Preferred stock warrants reclassified from liabilities					37,110		37,110
Stock-based compensation					25,175		25,175
Net loss						(1,207,561)	(1,207,561)

BALANCE — December 31, 2010	1,838,354	$685,342	4,020,000	$4,020	$62,320	$(2,286,327)	$(1,534,645)

See notes to financial statements.

Amarantus Therapeutics, Inc.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010, AND
FOR THE PERIOD FROM JANUARY 14, 2008 (DATE OF INCEPTION) TO DECEMBER 31, 2010

			Period From
			January 14, 2008
	Year Ended	Year Ended	(Date of Inception)
	December 31,	December 31,	to December 31,
	2009	2010	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(306,190)	$(1,207,561)	$(1,920,457)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,377	6,439	10,599
Stock-based compensation	-	25,175	25,175
Non-cash interest expense related to warrants and derivatives	40,636	58,628	120,670
Change in fair value of warrant and derivative liabilities	(6,667)	73,996	46,967
Gain on settlement of convertible note and warrants	-	(137,630)	(137,630)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	2,500	(30,217)	(30,217)
Accounts payable	236,319	675,896	1,147,748
Accrued liabilities	33,210	5,151	52,175
Related party liabilities	(5,940)	(8,426)	(78,408)

Net cash used in operating activities	(3,755)	(538,549)	(763,378)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	-	(30,162)	(35,704)

Net cash used in investing activities	-	(30,162)	(35,704)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	-	225,000	452,548
Repayment of borrowings	-	(100,000)	(100,000)
Proceeds from issuance of common stock			4,020
Proceeds from issuance of convertible preferred stock	-	540,000	540,000
Costs of issuance of convertible preferred stock	-	(50,000)	(50,000)
Proceeds from sale of warrant			35

Net cash provided by financing activities	-	615,000	846,603

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,755)	46,289	47,521

CASH AND CASH EQUIVALENTS — Beginning of year	4,987	1,232

CASH AND CASH EQUIVALENTS — End of year	$1,232	$47,521	$47,521

NONCASH INVESTING AND FINANCING ACTIVITIES:
Exchange of convertible promissory notes for preferred stock	$-	$195,342	$195,342

Issuance of warrants to investors	$-	$3,680	$56,345

Bifurcation of derivatives embedded in convertible notes	$-	$227,026	$236,403

Preferred stock warrants reclassified from liabilities to equity	$-	$37,110	$37,110

Issuance of convertible notes in lieu of payment of payable	$-	$32,527	$132,527

Dividend to founder for assumption of debts	$-	$-	$365,870

See notes to financial statements.

AMARANTUS THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010, AND
FOR THE PERIOD FROM JANUARY 14, 2008 (DATE OF INCEPTION) TO DECEMBER 31, 2010

1.	GENERAL

Amarantus Therapeutics, Inc. (the “Company”) was incorporated on January 14, 2008 in the state of Delaware. The Company is a development stage biopharmaceutical drug development company dedicated to sourcing high-potential therapeutic platform technologies and aligning their development with complementary clinical-stage compounds to reduce overall enterprise risk. Through December 31, 2010, the Company has been primarily engaged in biotechnology research and development and raising capital.

2.	DEVELOPMENT STAGE AND GOING CONCERN

The Company’s activities since inception have consisted principally of acquiring product and technology rights, raising capital, and performing research and development. Accordingly, the Company is considered to be in the development stage as of December 31, 2010, as defined by the Financial Accounting Standard Board, or FASB, Accounting Standard Codification, or ASC 915. Successful completion of the Company’s development programs and, ultimately, the attainment of profitable operations are dependent on future events, including, among other things, its ability to access potential markets; secure financing, develop a customer base; attract, retain and motivate qualified personnel; and develop strategic alliances. As of December 31, 2010, the Company has been funded by equity and debt financings. Although management believes that the Company will be able to successfully fund its operations, there can be no assurance that the Company will be able to do so or that the Company will ever operate profitably.

The Company expects to continue to incur substantial losses over the next several years during its development phase. To fully execute its business plan, the Company will need to complete certain research and development activities and clinical studies. Further, the Company’s product candidates will require regulatory approval prior to commercialization. These activities may span many years and require substantial expenditures to complete and may ultimately be unsuccessful. Any delays in completing these activities could adversely impact the Company. The Company plans to meet its capital requirements primarily through issuances of debt and equity securities and, in the longer term, revenue from product sales.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP), which contemplate continuation of the Company as a going concern. As of December 31, 2010, the Company had cash and cash equivalents of $47,521. During the year ended December 31, 2010, the Company incurred a net loss of $1,207,561 and had negative cash flows from operating activities of $538,549. In addition, the Company had an accumulated deficit of $2,286,327 at December 31, 2010. The Company believes its current capital resources are not sufficient to support its operations. Management intends to continue its research efforts and to finance operations of the Company through debt or equity financings. Management plans to seek additional debt and/or equity financing for the Company through private or public offerings or through a business combination or strategic partnership. There can be no assurance that the Company will be successful in obtaining additional financing on favorable terms, or at all. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Refer to Note 13 for disclosure of subsequent transactions and financings completed after December 31, 2010.

3.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Certain Significant Risks and Uncertainties — The Company participates in a global dynamic highly competitive industry and believes that changes in any of the following areas could have a material adverse effect on the Company’s future financial position, results of operations, or cash flows: ability to obtain future financing; advances and trends in new technologies and industry standards; regulatory approval and market acceptance of the Company’s products; development of the necessary manufacturing capabilities and to obtain adequate resources of necessary materials; development of sales channels; certain strategic relationships; litigation or claims against the Company based on intellectual property, patent, product, regulatory, or other factors; and the Company’s ability to attract and retain employees necessary to support its growth.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with domestic financial institutions that are federally insured within statutory limits.

Cash and Cash Equivalents — The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment — Property and equipment are stated at cost and are depreciated on a straight-line basis over their estimated useful lives as follows:

Equipment	3 years
Computer equipment	2 years
Furniture and fixtures	3 years

The Company reviews the carrying value of long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value may not be fully recoverable. There have been no such impairments.

Property and equipment at December 31, 2009 and 2010, consisted of the following:

	2009	2010

Equipment	$-	$30,162
Computer equipment	3,179	3,179
Furniture and fixtures	2,363	2,363

	5,542	35,704

Less accumulated depreciation	(4,160)	(10,599)

Property and equipment — net	$1,382	$25,105

Depreciation expense for the years ended December 31, 2009 and 2010 and for the period from January 14, 2008 (date of inception) to December 31, 2010 was $2,377, $6,439, and $10,599, respectively.

Revenue Recognition — The Company is a development stage company and as such does not have any commercial revenue. The Company has received grant money for research and has recorded this as revenue.

Research and Development Expenditures —Research and development expenses consist of personnel costs, including salaries, benefits and stock-based compensation, materials and supplies, licenses and fees, and overhead allocations consisting of various administrative and facilities related costs. Research and development activities are also separated into three main categories: research, clinical development, and biotechnology development. Research costs typically consist of preclinical and toxicology costs. Clinical development costs include costs for Phase 1 and 2 clinical studies. Biotechnology development costs consist of expenses incurred in connection with product formulation and analysis. The Company charges research and development costs, including clinical study costs, to expense when incurred, consistent with the guidance of FASB ASC 730, Research and Development.

Stock-Based Compensation — Stock-based compensation is measured at the grant date based on the fair value of the award. The fair value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. The expense recognized for the portion of the award that is expected to vest has been reduced by an estimated forfeiture rate. The forfeiture rate is determined at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company uses the Black-Scholes option-pricing model as the method for determining the estimated fair value of stock options.

Expected Term — The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding based on the simplified method provided in Staff Accounting Bulletin No. 110, Certain Assumptions Used in Valuation Methods.

Expected Volatility — As the Company is privately held, there is no observable market for the Company’s common stock. Accordingly, expected volatility has been estimated based on the volatilities of similar companies that are publicly traded.

Risk-Free Interest Rate — The Company bases the risk-free interest rate on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term.

Expected Dividend — The expected dividend assumption is based on the Company’s current expectations about its anticipated dividend policy.

The Company recognizes fair value of stock options granted to nonemployees as stock-based compensation expense over the period in which the related services are received.

Freestanding Preferred Stock Warrants — Certain warrants to purchase the Company’s stock are classified as liabilities in the balance sheets. These warrants are subject to remeasurement at each balance sheet date, and any change in fair value is recognized as a component of other income (expense). Other warrants to purchase the Company’s convertible preferred stock are classified as equity in the balance sheet and are not subject to remeasurement.

Derivative Liability — Certain derivatives embedded within convertible promissory notes have been bifurcated and recorded as derivative in the balance sheets because they are not clearly and closely related. These derivatives are subject to remeasurement at each balance sheet date, and any change in fair value is recognized as a component of other income (expense).

Income Taxes — The Company accounts for income taxes using the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

In evaluating the ability to recover its deferred income tax assets, the Company considers all available positive and negative evidence, including its operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. In the event the Company determines that it would be able to realize its deferred income tax assets in the future in excess of their net recorded amount, it would make an adjustment to the valuation allowance that would reduce the provision for income taxes. Conversely, in the event that all or part of the net deferred tax assets are determined not to be realizable in the future, an adjustment to the valuation allowance would be charged to earnings in the period such determination is made.

The Company recognizes the tax benefit from uncertain tax positions in accordance with GAAP, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a company’s tax return.

Fair Value of Financial Instruments —The carrying amount reported in the balance sheets for cash and cash equivalents, accounts payable, and accrued liabilities approximates their value due to the short-term maturities of such instruments.

Recently Adopted Accounting Guidance

Variable Interest Entities. In June 2009, the FASB issued new accounting guidance relating to consolidation of variable interest entities (“VIEs”), which amends the current accounting guidance for determining whether an entity is a VIE and defining the primary beneficiary. This guidance also requires additional disclosures relating to involvement with a VIE. We adopted this guidance during the first quarter of our fiscal 2010. The adoption of this guidance did not have a material effect on our Consolidated Financial Statements and disclosures.

Fair Value Measurements. In January 2010, the FASB issued new accounting guidance requiring additional disclosures about the different classes of assets and liabilities measured at fair value, valuation techniques and inputs used, the activity in Level 3 fair value measurements, and the transfers between Levels 1 and 2. It also clarified guidance around disaggregation and disclosures of inputs and valuation techniques for Level 2 and Level 3 fair value measurements. The current guidance is effective beginning with the first quarter of our fiscal 2010, except for the new disclosures relating to the Level 3 reconciliation, which are effective for the first quarter of our fiscal 2011. Refer to Note 4 – Fair Value Measurements for our Company’s fair value measurements and disclosures.

The company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Subsequent Events —The Company evaluated subsequent events through the date its financial statements were available for issuance. The Company determined that the financial statements were available for issuance on May 9, 2011. Refer to Note 13 for subsequent events disclosure.

4.	FAIR VALUE MEASUREMENTS

Assets and liabilities recorded at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels, which are directly related to the amount of subjectivity, associated with the inputs to the valuation of these assets or liabilities are as follows:

Level 1 — Inputs that are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 — Inputs (other than quoted prices included in Level 1) that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities and which reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2009 and 2010, by level within the fair value hierarchy, are as follows:

	Fair Value Measurements at December 31, 2009
	Level 1	Level 2	Level 3	Total

Warrant liability	$-	$-	$35,013	$35,013

	Fair Value Measurements at December 31, 2010
	Level 1	Level 2	Level 3	Total

Warrant liability	$-	$-	$4,416	$4,416
Derivative liability	-	-	287,547	287,547
	$-	$-	$291,963	$291,963

The following table provides a summary of changes in the fair value of the Company’s Level 3 financial liability mentioned above for the period from January 14, 2008 (date of inception) to December 31, 2008, and for the years ended December 31, 2009 and 2010:

	Warrant	Derivative
	Liability	Liability	Total

January 14, 2008 (date of inception)	$-	$-	$-
Issuance of warrants	52,665		52,665
Issuance of convertible notes		9,377	9,377
Changes in fair value	(15,960)	(4,402)	(20,362)

December 31, 2008	36,705	4,975	41,680
Changes in fair value	(1,692)	(4,975)	(6,667)

December 31, 2009	35,013	0	35,013
Issuance of warrants	3,680		3,680
Issuance of convertible notes		281,466	281,466
Reclassification of warrants to equity	(37,110)		(37,110)
Cancellation of warrants	(65,082)		(65,082)
Changes in fair value	67,915	6,081	73,996

December 31, 2010	$4,416	$287,547	$291,963

The valuation of the convertible preferred stock warrant liability is discussed in Note 8.

5.	ACCRUED LIABILITIES

Accrued liabilities at December 31, 2009 and 2010, consisted of the following:

	2009	2010

Accrued compensation and related benefits	$-	$11,162
Accrued interest	47,024	671

Total	$47,024	$11,833

6.	CONVERTIBLE PROMISSORY NOTES AND DERIVATIVE LIABILITY

In March, April, and July 2008, the Company issued convertible notes to three investors for aggregate proceeds of $155,000. Principal and interest on these convertible notes, accrued at the rate of 10% per annum, were due and payable in August and September 2009, the maturity dates, unless earlier converted into equity securities of the Company. Principal and unpaid accrued interest was convertible into equity securities of the Company automatically at the closing of the Company’s next equity financing to outside investors in which gross aggregate proceeds exceed $1,000,000 (“Next Equity Financing”), at the price per share received by the outside investors. Since the Next Equity Financing did not occur on or before the maturity date, the principal and unpaid accrued interest were converted at the option of the Company into 488,354 shares of Series 1 convertible preferred stock at a price per share of $0.40 in October 2010. In addition, the Company issued warrants to the note holders equal to 50% of the principal of the note which provides for the note holders to purchase an aggregate of 193,750 shares of Series 1 preferred stock at an exercise price of $0.40 per share (see Note 8).

In November 2008, the Company issued a convertible note to an investor for proceeds of $172,548. Principal and interest on these convertible notes, accrued at the rate of 10% per annum, were due and payable in December 2009, unless earlier converted into equity securities of the Company. Contemporaneously with the closing of any equity financing of the Company having aggregate proceeds of at least $500,000 (“Qualified Financing”), the investor had the option to receive payment on the outstanding principal and unpaid accrued interest, or to convert the outstanding principal and unpaid accrued interest into preferred stock of the Company at the price per share paid by the purchasers in the Qualified Financing. If no Qualified Financing occurred on or before the maturity date, the investor had the option to receive payment on the outstanding principal and unpaid accrued interest, or to convert the outstanding principal and unpaid accrued interest into the Company’s common stock at a price per share of $0.50. In addition, the Company issued warrants to the investor to purchase a number of shares of stock issued to investors in the Qualified Financing equivalent to 70% of the principal amount of the note divided by the price per share of the stock sold in the Qualified Financing (see Note 8). On June 1, 2010, the Company and the investor entered into a settlement agreement to cancel the $172,548 convertible note, related accrued interest of $26,793 and warrants fair valued at $65,082 on the date of cancellation, for a cash payment of $100,000, resulting in a gain of $164,423 recorded in the statement of operations as other income (expense).

In August, November, and December 2010, the Company issued convertible promissory notes to certain investors for aggregate proceeds of $32,527. Principal and interest on these convertible notes, accrued at the rate of 5% per annum, are due and payable two years from the issuance dates, unless earlier converted into equity securities of the Company. Principal and unpaid accrued interest shall be converted automatically or at the investor’s option into equity securities of the Company at the closing of the Company’s next equity financing to outside investors in which gross aggregate proceeds exceed $1,000,000 (“Next Equity Financing”), at the price per share received by the outside investors. If the Next Equity Financing does not occur on or before the maturity date, the principal and unpaid accrued interest can be converted at the option of the Company into a new class of equity securities designated as Series A Preferred Stock. In addition, the Company issued warrants to the note holders to purchase a number of shares of capital stock issued to investors in the Next Equity Financing equivalent to 5% or 20% of the principal amount of the notes divided by the price per share of the stock sold in the Next Equity Financing (see Note 8).

On December 13, 2010, the Company issued a convertible note to an investor for proceeds of $100,000. Principal and interest, accrued at the rate of 5% per annum, are due and payable on December 13, 2012, unless earlier converted into equity securities of the Company. Principal and unpaid accrued interest shall be automatically converted into equity securities of the Company at the closing of the Company’s Next Equity Financing, based on a conversion price equal to one-third of the price per share of the stock sold to outside investors in the Next Equity Financing. If the Next Equity Financing does not occur on or before the maturity date, the principal and unpaid accrued interest can be converted at the option of the Company into shares of the most recently closed Company equity financing, based on a conversion price equal to one-third of the price per share of the most recently closed Company equity financing.

On December 28, 2010, the Company entered into an agreement to issue senior secured convertible promissory notes to certain investors up to an aggregate amount of $250,000 and on that date, issued a convertible promissory note to an investor for proceeds of $125,000. Principal and interest, accrued at the rate of 5% per annum, are due and payable on December 6, 2011, unless earlier converted into equity securities of the Company. Principal and unpaid accrued interest shall be automatically converted into equity securities of the Company at the closing of the Company’s next equity financing in which gross aggregate proceeds to the Company exceed $5,500,000 to outside investors and the Company registers its stock for sale pursuant to the Securities and Exchange Act of 1934. The conversion price shall be equal to one-third of the price per share of this financing. If this financing does not occur on or before the maturity date, the principal and unpaid accrued interest can be converted at the option of the holders of a majority of the aggregate principal amount of the senior secured convertible promissory notes, into common stock of the Company. These senior secured convertible promissory notes are secured by collateral consisting of substantially all assets of the Company.

At December 31, 2010, total future minimum payments under the Convertible Notes are as follows:

2011	$125,000
2012	132,527

Total minimum payments	257,527

Less: Debt discount resulting from warrant and derivative liabilities	(226,518)

Total	31,009

Current portion of convertible promissory notes	1,094

Convertible promissory notes — net of current portion	$29,915

All of Company’s convertible notes contain embedded derivatives wherein their automatic conversion, which is contingent upon a future equity raise, can accelerate the realization of the expected payout for each note. This feature creates the possibility of a greater than expected return for the note holder and thus a higher than expected liability for the Company. The value of this feature was estimated for each note using the probability expected return method, in which the payout of distinct potential early conversion scenarios was discounted to the present using the expected IRR of the note and compared with the present value of the note if held to maturity. Probabilities were applied to the value of early conversion in each scenario to arrive at a probability weighted value of the early conversion feature.

As of December 31, 2009 and 2010, the fair value of the derivative liability was $0 and $287,547, respectively. The changes in fair value for the years ended December 31, 2009 and 2010 and the period from January 14, 2008 (date of inception) to December 31, 2010 of $(4,975), $6,081, and $(3,296), respectively, have been recorded in the accompanying statements of operations as a component of other income (expense).

7.	COMMITMENTS AND CONTINGENCIES

Commitments — The Company leases its main office facility and a second facility for research in Sunnyvale,CA under sublease agreements that provide for month-to-month extensions by the Company.

Rent expense for the years ended December 31, 2009 and 2010, and for the period from January 14, 2008 (date of inception) to December 31, 2010, was $8,401, $81,846, and $128,471, respectively.

Contingencies — From time to time, the Company may become involved in litigation. Management is not currently aware of any matters that will have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

The Company agreed to compensate certain vendors for services rendered contingent upon the occurrence of future financings as follows:

Future financing with proceeds of at least
$1,000,000	$50,000
1,250,000	20,000
1,500,000	26,000
2,000,000	50,000
5,000,000	50,000
6,000,000	20,000

Total	$216,000

The Company incurred various obligations related to the original acquisition of its intellectual property around the time the Company was founded.  These transactions are described more fully below in Note 12, including a reference to contingent obligations reflected in the financial statements.

8.	CONVERTIBLE PREFERRED STOCK

The holders of the Series 1 convertible preferred stock (“preferred stock”) have various rights and preferences as follows:

Voting Rights — Each share of preferred stock has voting rights equivalent to the number of shares of common stock into which it is convertible.

Conversion — Each share of preferred stock is convertible by the holder at any time into shares of common stock (subject to adjustment for events of dilution, as defined) at a conversion rate of $0.40 per share. The preferred stock shall automatically be converted into common stock upon the earlier of: (i) an initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s common stock or (ii) the prior written approval of the holders representing a majority of the outstanding shares of preferred stock, voting as a single class and on an as-converted basis.

Dividends — The holders of the preferred stock are entitled to receive noncumulative dividends, if and when declared by the Board of Directors. No dividends have been declared through December 31, 2010.

Liquidation — In the event of any liquidation, dissolution, or winding-up of the Company, the holders of the preferred stock shall be entitled to receive, prior and in preference to any distribution to the holders of common stock, their respective liquidation amounts. “Liquidation amount” shall mean the original issuance price of a particular share of preferred stock, plus any dividends declared but unpaid thereon. The original per share issuance price of Series 1 preferred stock is $0.40, subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization. If, upon such liquidation, dissolution, or winding-up of the Company the assets available for distribution to the stockholders shall be insufficient to pay the holders of shares of preferred stock the full liquidation amounts, the holders of preferred stock shall share ratably in any distribution of the assets in proportion to their respective liquidation amounts. After the payment to the holders of preferred stock of their full liquidation amount, any remaining assets shall be distributed to the holders of common stock in proportion to the number of shares owned by each such stockholder.

Preferred Stock Warrants — In 2008, the Company issued warrants resulting in the right to purchase 193,750 shares of Series 1 preferred stock at an exercise price of $0.40 per share to various investors (See Note 6), and recorded the fair value of the warrants at $52,665 at the time of issuance. The warrants were valued using the Black-Scholes option-valuation model with the following assumptions: contractual life of 7 years, volatility of 83.5% to 85.4%, risk-free interest rate of 2.8% to 3.6%, and no expected dividends.

In 2010, the Company issued warrants to various investors to purchase shares of the Company’s equity securities in the Next Equity Financing at an exercise price equal to the price per share received from investors of the Next Equity Financing, and recorded the fair value of the warrants at $3,680 at the time of issuance. The warrants were valued using the Black-Scholes option-valuation model with the following assumptions: contractual life of 5 years, volatility of 84.2% to 84.9%, risk-free interest rate of 1.9% to 2.0%, and no expected dividends.

As of December 31, 2009 and 2010, the fair value of the warrant liability was $35,013 and $4,416, respectively. The changes in fair value for the years ended December 31, 2009 and 2010 and the period from January 14, 2008 (date of inception) to December 31, 2010 of $(1,692), $67,915, and $50,263, respectively, have been recorded in the accompanying statements of operations as a component of other income (expense). The fair value of the warrants at December 31, 2009 and 2010 were determined using the Black-Scholes model with the following assumptions:

	2009	2010

Annualized volatility	84.2%	85.2%
Contractual life (years)	5.2 - 5.3	4.2 - 4.9
Expected dividends	0%	0%
Risk-free interest rate	2.7%	2.0% - 2.7%

None of the preferred stock warrants have been exercised as of December 31, 2010.

9.	COMMON STOCK

The Company’s Certificate of Incorporation, as amended, authorize the Company to issue 10,000,000 shares of $0.001 par value common stock. Common stockholders are entitled to dividends when and if declared by the Board of Directors. The holder of each share of common stock is entitled to one vote. As of December 31, 2010, no dividends had been declared.

Common stock that the Company had reserved for issuance at December 31, 2010, is as follows:

Conversion of convertible preferred stock	1,858,354
Exercise and conversion of preferred stock warrants	193,750
Stock options outstanding	516,400
Stock options available for future grants under the 2010 Stock Plan	1,213,600

Total shares of common stock reserved	3,782,104

As of December 31, 2010 the Company had outstanding $257,527 of convertible note principal.  These convertible notes, along with related accrued interest, convert upon the Next Equity Financing.  $12,240 and $20,287 of convertible debt principal have interest at 5% and warrants equivalent to 5% and 20% of the principal balance, respectively.  The balance, $225,000 of convertible note principal and related accrued interest convert at one-third the price per share of the Next Equity Financing.  The affect of the convertible debt is not included jn the above schedule since the number of shares will not be determinable until the Next Equity Financing. (See Note 6)

10.	STOCK OPTION PLAN

The Company’s Board of Directors has approved the 2008 Stock Plan (the “Plan”). Under the Plan, the Board of Directors may grant up to 1,730,000 shares of incentive stock options, nonqualified stock options, or stock awards to eligible persons, including employees, nonemployees, members of the Board of Directors, consultants, and other independent advisors who provide services to the Company. In general, options are granted with an exercise price equal to the fair value of the underlying common stock on the date of the grant. Options generally have a contractual life of 10 years and vest over periods ranging from being fully vested as of the grant dates to four years.

A summary of option activity under the Plan is as follows:

			Weighted-	Weighted-
	Shares		Average	Average
	Available for	Number of	Exercise	Remaining
	Grant	Shares	Price	Contractual Term

Balance — January 14, 2008
(date of inception)

Shares added to the plan	980,000

Balance — December 31, 2008	980,000

Balance — December 31, 2009	980,000

Shares added to the plan	750,000
Options granted (weighted-
average fair value of $0.05)	(516,400)	516,400	0.05

Balance — December 31, 2010	1,213,600	516,400	0.05	9.2

Options vested —
December 31, 2010		491,588	0.05	9.2

Options vested and expected to
vest— December 31, 2010		516,400	0.05	9.2

Stock-based compensation expense for the years ended December 31, 2009 and 2010, and the period from January 14, 2008 (date of inception) to December 31, 2010, is classified in the statements of operations as follows:

			Period from
			January 14, 2008
	Year Ended	Year Ended	(Date of Inception)
	December 31,	December 31,	to December 31,
	2009	2010	2008

Research and development	$-	$6,559	$6,559
General and administrative	-	18,616	18,616

	$-	$25,175	$25,175

At December 31, 2010, there was a total of $3,000 of unrecognized compensation cost — net of estimated forfeitures, related to non-vested stock option awards, which is expected to be recognized over a weighted-average period of approximately 0.5 years.

The fair value of the Company’s stock-based awards during the year ended December 31, 2010, and the period from January 14, 2008 (date of inception) to December 31, 2010, was estimated using the following weighted-average assumptions:

		Period from
		January 14, 2008
	Year Ended	(Date of Inception)
	December 31,	to December 31,
	2010	2008

Weighted-average volatility	83.3%	83.3%
Expected term (in years)	5	5
Expected dividends	None	None
Risk-free interest rate	2.6%	2.6%

No stock-based awards were granted during the year ended December 31, 2009.

11.	INCOME TAXES

The reported amount of income tax expense attributable to operations for the year differs from the amount that would result from applying domestic federal statutory tax rates to loss before income taxes from operations as summarized below:

			Period from January 14, 2008 (Date of Inception) to December 31,
	2009	2010	2010
Federal tax expense (benefit) at statutory rate	$(104,104.6)	$(410,569.7)	$(652,954.0)
State tax expense (benefit) net of federal tax effect	-	-	-
R&D Credit	(4,243)	(18,233)	(22,475)
Non-deductible expenses	(2,137)	26,820	18,031
Change in valuation allowance	110,485	401,983	657,398
Other

Total tax expense	$-	$-	$-

The significant components of deferred tax assets are as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2009	2010
Deferred tax assets:
Net operating loss carryforwards	$279,014	$718,229
Tax credit carryforwards	7,188	38,078
Accrued Liabilities	-	14,474
Capitalized Start up costs	15,193	15,193
Depreciation	35
Gross Deferred Tax Assets	301,430	785,974

Depreciation		(4,102)
Valuation Allowance	(301,430)	(781,872)
Net Deferred Tax Assets	$-	$-

The Company’s accounting for deferred taxes involves the evaluation of a number of factors concerning the realizability of the Company’s net deferred tax assets. The Company primarily considered such factors as the Company’s history of operating losses, the nature of the Company’s deferred tax assets and the timing, likelihood and amount, if any, of future taxable income during the periods in which those temporary differences and carryforwards become deductible. At present, the Company does not believe that it is more likely than not that the deferred tax assets will be realized; accordingly, a full valuation allowance has been established and no deferred tax asset is shown in the accompanying balance sheets. The valuation allowance increased by approximately $480,442, $131,647 and $781,872 during the years ended December 31, 2010, December 31, 2009 and for the period from January 14, 2008 (date of inception) to December 31, 2010, respectively.

As of December 31, 2010, the Company had net federal and state net operating loss carryforwards of approximately $1,805,004 and $1,792,938, respectively.  These net operating loss carry forwards will begin to expire, if not utilized, beginning in 2028 and 2018 for federal and state income tax purposes, respectively.  The Company also has federal and state research and development credit carryforwards of approximately $22,476 and $23,641, respectively.  The federal credits will expire if not utilized beginning in 2029.  The California credits do not expire.

The Tax Reform Act of 1986 and similar California legislation impose substantial restrictions on the use of net operating losses and tax credits in the event of an ownership change of a corporation.  Accordingly, the Company’s ability to use net operating losses and credit carry forwards may be significantly limited in the future as a result of such an ownership change.

On January 1, 2009, the Company adopted a newly issued standard of accounting for uncertain tax positions.  This standard prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. The cumulative effect of adopting the new standard resulted in no adjustment to retained earnings as of January 1, 2009. No liability related to uncertain tax positions is recorded on the financial statements. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of tax expense, as necessary.

Tabular Reconciliation of Unrecognized Tax Benefits	12/31/2010
Beginning Balance at January 1, 2009	$-
Increase/(Decrease) of unrecognized tax benefits taken in prior years	967
Increase/(Decrease) of unrecognized tax benefits related to current year	4,157
Increase/(Decreases) of unrecognized tax benefits related to settlements
Reductions to unrecognized tax benefits related to lapsing statute of limitations
Ending Balance at December 31, 2010	$5,124

The total amount of unrecognized tax benefits that if recognized, would affect the effective tax rate is $0.

The Company has not incurred any interest or penalties as of December 31, 2010. The Company does not anticipate any significant change within 12 months of this reporting date of its uncertain tax positions. The Company is subject to taxation in the US and California. There are no ongoing examinations by taxing authorities at this time.

The Company’s tax years 2008 through 2009 will remain open for examination by the federal and state authorities for 3 and 4 years, respectively, from the date of utilization of any net operating loss credits.

12.	RELATED-PARTY TRANSACTIONS

The Company was co-founded in 2008 by Mr. Gerald Commissiong and Dr. John Commissiong under the original name of CNS Protein Therapeutics, Inc. (“CNS”), and changed its name to Amarantus Therapeutics, Inc. in 2010. Dr. Commisiong is currently the Chief Scientific Officer, a member of the Board of Directors (appointed in March 2011) and majority shareholder of the Company.  Mr. Gerald Commissiong is currently the Chief Operating Officer, a member of the Board of Directors, and a significant shareholder of the Company. Dr. Commissiong also founded Neurotrophics, Inc., a Canadian company, in 2003. In 2007, Neurotrophics established an agreement with EMS Development Group to acquire the intellectual property rights to a protein compound, mesencephalic astrocyte-derived neurotrophic factor (“MANF”), from Prescient Neuropharma Co. MANF was discovered by Dr. Commissiong while working for Prescient in 2002, as a drug candidate with promising therapeutic properties for treatment of syndromes such Parkinson’s Disease.

EMS received $59,000 in 2007 in funding from Neurotrophics to purchase the MANF intellectual property rights. Prior to this payment, Neurotrophics received a total of $100,000 in investments from certain outside parties. The same investors provided $100,000 in funding to CNS in 2008, and CNS renegotiated and assumed the $100,000 convertible note investment made into Neurotrophics. The investors directed Neurotrophics and EMS to assign the MANF intellectual property rights to CNS and CNS agreed to assume certain other liabilities related to the technology transfer.  CNS will compensate these creditors on a future date mutually agreeable between the parties., In addition, CNS agreed to compensate EMS for its assistance in acquiring the rights to MANF by making installment payments in an aggregate amount of $95,000.

The technology transfer transaction created a contingent liability for the Company. Legal counsel to the Company has advised that transfers of assets out of the usual course of business, referred to under applicable Canadian law as “bulk sales”, must comply with certain rules in order to avoid a potential voiding of the sale or transfer, making the purchaser liable to unpaid trade creditors, or creating an encumbrance on the assets transferred or sold. The transfer of the MANF rights by Neurotrophics to CNS may impose such obligations on CNS, as a purchaser. Counsel further advised that upon payment in full of all of the Neurotrophics debts outstanding as of March 5, 2008, no action can be successfully maintained to void or set aside the transfer of the MANF rights to CNS, and thus to the Company.

To remedy this contingent liability, CNS agreed to compensate Neurotrophics to repay its creditors on a future date mutually agreeable between the parties, and agreed to assume debts owed to John Commissiong and Gerald Commissiong by Neurotrophics.

The Company has recorded a total of $295,888 and $287,462 as of December 2009 and 2010, respectively in obligations reflecting this liability in its financial statements. The Company recorded the assumption of the Neurotrophics debts as a distribution in 2008.

In February 2011, the Company and Neurotrophics agreed to enter into two agreements regarding compensation for the March 5, 2008 transfer of the rights to MANF and issued notes in the amounts of $222,083 and $59,319, in favor of Neurotrophics and John and Gerald Commissiong, respectively. These notes bear interest at the rate of 2% per annum, and have maturity dates of March 5, 2015 and December 30, 2015, respectively.   The loans may be repaid at the Company’s option on or before the maturity dates in the form of common stock of the Company at the then fair market value.

In October 2010, the Company entered into an agreement with the founders, Gerald Commissiong and John Commissiong, where they will receive a 2.5% (1.25% each for Gerald Commissiong and John Commissiong) Royalty from the gross commercial revenue of patents derived from the Company’s proprietary PhenoGuard platform technology, including patents associated with the MANF Protein and related Gene."

The Company obtained the services of its current CEO Martin D. Cleary through a consulting agreement until May 2010 when he became an employee. During the years ended December 31, 2009, 2010, and the period from January 14, 2008 (date of inception) to December 31, 2010, consulting services of $79,167, $200,000, and $186,013, respectively are included in the statement of operations. This agreement also includes a change of control clause whereby the Company shall pay Mr. Cleary a bonus of 5% of the gross proceeds to the Company resulting from the change of control. Upon his election and in his sole discretion, and in lieu of the change of control bonus, the Company shall issue to him shares of the Company’s common stock equal to 2.5% of the Company’s fully diluted capitalization as of the date of termination of the agreement.

13.	SUBSEQUENT EVENTS

As mentioned above in the description of the Company, Management plans to seek additional debt and/or equity financing through private or public offerings or through a business combination or strategic partnership. Subsequent to December 31, 2010, the Company entered into several significant transactions reflecting these plans.

Bridge Financings. In contemplation of entering into a reverse triangular merger and private investment in public equity (PIPE), the Company has obtained loans convertible into stock in the Company. As described in Note 6, $125,000 of this was obtained in December 2010 regarding the Senior Secured Convertible Notes and $62,500 was obtained in January 2011. Such loans are convertible into common shares of the Company. The conversion price per share shall be equal to one-third the price per share of equity securities sold to outside investors in the next equity financing from outside sources, which is anticipated to be the PIPE transaction.

The Company also expects to enter into a Bridge Loan Agreement in mid May 2011 providing for up to $3 million in senior secured convertible loans. The loans bear interest at the rate of 5% per annum, and are due and payable 3 months after the date of issuance, unless converted into common stock of the Company. Such conversion will occur automatically upon completion of the PIPE and reverse merger. The conversion price will be the lesser of $0.60 per share or 50% of the price paid in the next equity financing from outside sources. Loans made in connection with this agreement are secured by all of the Company’s assets.

Grant Received. In February 2011, the Company received an additional payment of $178,308 from the Michael J. Fox Foundation, representing the second and remaining portion of a grant awarded initially in April 2010 to support research into the actions of MANF related to Parkinson’s Disease.

******

Amarantus Therapeutics, Inc. (A Development Stage Company) Financial Statements for the Three Month Periods Ended March 31, 2011 and 2010

Amarantus Therapeutics, Inc.
(A Development Stage Company)
BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND MARCH 31, 2011 (UNAUDITED)

		(Unaudited)
	December 31,	March 31,
	2010	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$47,521	$12,157
Prepaid expenses and other current assets	30,217	59,573

Total current assets	77,738	71,730

PROPERTY AND EQUIPMENT — Net	25,105	25,190

TOTAL	$102,843	$96,920

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$1,015,221	$1,326,346
Accrued liabilities	11,833	38,165
Related party liabilities	287,462	287,462
Current portion of derivative liability	141,690	162,250
Current portion of convertible promissory notes	1,094	59,088

Total current liabilities	1,457,300	1,873,311

WARRANT LIABILITY	4,416	6,106

DERIVATIVE LIABILITY	145,857	135,947

CONVERTIBLE PROMISSORY NOTES — Net of current portion	29,915	53,391

Total liabilities	1,637,488	2,068,755

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS’ DEFICIT:
Convertible preferred stock, $0.001 par value — authorized,5,000,000 shares; issued and outstanding, 1,838,354 shares at December 31, 2010 and March 31, 2011, respectively (liquidation preference of $735,342 at December 31, 2010 & March 31, 2011)	685,342	685,342
Common stock, $0.001 par value — authorized, 10,000,000 shares; issued and outstanding, 4,020,000 shares at December 31, 2010 and March 31, 2011	4,020	4,020
Additional paid-in capital	62,320	112,260
Deficit accumulated during the development stage	(2,286,327)	(2,773,457)

Total stockholders’ deficit	(1,534,645)	(1,971,835)

TOTAL	$102,843	$96,920

See notes to financial statements.

Amarantus Therapeutics, Inc.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED MARCH 31, 2010 AND 2011, AND
FOR THE PERIOD FROM JANUARY 14, 2008 (DATE OF INCEPTION) TO MARCH 31, 2011
(UNAUDITED)

			(Unaudited)
			Period From
	(Unaudited)	(Unaudited)	January 14, 2008
	Period Ended	Period Ended	(Date of Inception)
	March 31,	March 31,	to March 31,
	2010	2011	2011

NET REVENUES	$-	$178,308	$370,717

OPERATING EXPENSES:
Research and development	17,640	237,422	829,607
General and administrative	135,129	406,218	1,900,620

Total operating expenses	152,769	643,640	2,730,227

LOSS FROM OPERATIONS	(152,769)	(465,332)	(2,359,510)

INTEREST AND OTHER INCOME (EXPENSE):
Interest expense	(8,189)	(59,843)	(255,816)
Other income			216,662
Change in fair value of warrant and derivative liabilities	(107,421)	38,045	(8,923)

Total interest and other income (expense)	(115,610)	(21,798)	(48,077)

NET LOSS	$(268,379)	$(487,130)	$(2,407,587)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.07)	$(0.12)

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	4,020,000	4,020,000

See notes to financial statements.

Amarantus Therapeutics, Inc.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' DEFICIT
PERIOD FROM JANUARY 14, 2008 (DATE OF INCEPTION) TO MARCH 31, 2011

						Deficit
						Accumulated
	Convertible				Additional	During the	Total
	Preferred Stock		Common Stock		Paid-In	Development	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

BALANCE — January 14, 2008	-	$-	-	$-	$-	$-	$-

Issuance of common stock at $0.001 per share in January 2008 in exchange for cash or services			4,020,000	4,020			4,020
Sale of warrant to investor					35		35
Dividend to founder for assumption of debts						(365,870)	(365,870)
Net loss						(406,706)	(406,706)

BALANCE — December 31, 2008	-	-	4,020,000	4,020	35	(772,576)	(768,521)

Net loss						(306,190)	(306,190)

BALANCE — December 31, 2009	-	-	4,020,000	4,020	35	(1,078,766)	(1,074,711)

Issuance of Series 1 convertible preferred stock in May 2010 for cash at $0.40 per share — net of issuance costs of $50,000	1,250,000	450,000					450,000
Issuance of Series 1 convertible preferred stock in October 2010 in exchange for convertible promissory notes	488,354	195,342					195,342
Issuance of Series 1 convertible preferred stock in November 2010 for cash at $0.40 per share	100,000	40,000					40,000
Preferred stock warrants reclassified from liabilities					37,110		37,110
Stock-based compensation					25,175		25,175
Net loss						(1,207,561)	(1,207,561)

BALANCE — December 31, 2010	1,838,354	$685,342	4,020,000	$4,020	$62,320	$(2,286,327)	$(1,534,645)

Stock-based compensation					49,940		49,940
Net loss						(487,130)	(487,130)

BALANCE — March 31, 2011	1,838,354	685,342	4,020,000	4,020	112,260	(2,773,457)	(1,971,835)

See notes to financial statements.

Amarantus Therapeutics, Inc.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
FOR THE PERIODS ENDED MARCH 31, 2010 AND 2011, AND
FOR THE PERIOD FROM JANUARY 14, 2008 (DATE OF INCEPTION) TO MARCH 31, 2011

			Period From
	(Unaudited)	(Unaudited)	January 14, 2008
	Period Ended	Period Ended	(Date of Inception)
	March 31,	March 31,	to March 31,
	2010	2011	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(268,379)	$(487,130)	$(2,407,587)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	595	2,966	13,565
Stock-based compensation	10,049	49,940	75,115
Non-cash interest expense related to warrants and derivatives	-	56,604	177,273
Change in fair value of warrant and derivative liabilities	107,421	(38,045)	8,923
Gain on settlement of convertible note and warrants	-		(137,630)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	3,000	(29,356)	(59,573)
Accounts payable	137,903	323,875	1,471,623
Accrued liabilities	8,188	26,332	78,507
Related party liabilities	-		(78,408)

Net cash used in operating activities	(1,223)	(94,814)	(858,192)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	-	(3,050)	(38,754)

Net cash used in investing activities	-	(3,050)	(38,754)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	-	62,500	515,048
Repayment of borrowings	-		(100,000)
Proceeds from issuance of common stock			4,020
Proceeds from issuance of convertible preferred stock	-		540,000
Costs of issuance of convertible preferred stock	-		(50,000)
Proceeds from sale of warrant			35

Net cash provided by financing activities	-	62,500	909,103

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,223)	(35,364)	12,157

CASH AND CASH EQUIVALENTS — Beginning of year	1,232	47,521

CASH AND CASH EQUIVALENTS — End of year	$9	$12,157	$12,157

NONCASH INVESTING AND FINANCING ACTIVITIES:
Exchange of convertible promissory notes for preferred stock	$-		$195,342

Issuance of warrants to investors	$-	$1,476	$56,345

Bifurcation of derivatives embedded in convertible notes	$-	$48,910	$236,406

Preferred stock warrants reclassified from liabilities to equity	$-		$37,110

Issuance of convertible notes in lieu of payment of payable	$-	$12,750	$132,527

Dividend to founder for assumption of debts	$-	$-	$365,870

See notes to financial statements.

AMARANTUS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010, AND
FOR THE PERIOD FROM JANUARY 14, 2008 (DATE OF INCEPTION) TO DECEMBER 31, 2010

1.	GENERAL

Amarantus Therapeutics, Inc. (the “Company”) was incorporated on January 14, 2008 in the state of Delaware. The Company is a development stage biopharmaceutical drug development company dedicated to sourcing high-potential therapeutic platform technologies and aligning their development with complementary clinical-stage compounds to reduce overall enterprise risk. Through December 31, 2010, the Company has been primarily engaged in biotechnology research and development and raising capital.

2.	BASIS OF PRESENTATION

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Form 8-K filed with the SEC as of and for the period ended December 31, 2010. In the opinion of management, all adjustments necessary for the financial statements to be not misleading for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

3.	DEVELOPMENT STAGE AND GOING CONCERN

The Company’s activities since inception have consisted principally of acquiring product and technology rights, raising capital, and performing research and development. Accordingly, the Company is considered to be in the development stage as of December 31, 2010, as defined by the Financial Accounting Standard Board, or FASB, Accounting Standard Codification, or ASC 915. Successful completion of the Company’s development programs and, ultimately, the attainment of profitable operations are dependent on future events, including, among other things, its ability to access potential markets; secure financing, develop a customer base; attract, retain and motivate qualified personnel; and develop strategic alliances. As of March 31, 2011, the Company has been funded by equity and debt financings. Although management believes that the Company will be able to successfully fund its operations, there can be no assurance that the Company will be able to do so or that the Company will ever operate profitably.

The Company expects to continue to incur substantial losses over the next several years during its development phase. To fully execute its business plan, the Company will need to complete certain research and development activities and clinical studies. Further, the Company’s product candidates will require regulatory approval prior to commercialization. These activities may span many years and require substantial expenditures to complete and may ultimately be unsuccessful. Any delays in completing these activities could adversely impact the Company. The Company plans to meet its capital requirements primarily through issuances of debt and equity securities and, in the longer term, revenue from product sales.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP), which contemplate continuation of the Company as a going concern. As of March 31, 2011, the Company had cash and cash equivalents of $12,157.  During the three months ended March 31, 2011, the Company generated $178,308 in revenue and incurred $643,640 in operating expenses, resulting in a loss from operations of $465,332. Operating expenses consisted of research and development costs of $237,422 and general and administrative expenses of $406,218. During the three months ended March 31, 2011, the Company incurred interest expense of $59,843 and income of $38,045 related to a change in fair value of warrant and derivative liabilities.  The Company’s’ net loss for the three months March 31, 2011 was $487,130. As of December 31, 2010, the Company had cash and cash equivalents of $47,521. During the year ended December 31, 2010, the Company incurred a net loss of $1,207,561 and had negative cash flows from operating activities of $538,549. In addition, the Company had an accumulated deficit of $2,286,327 at December 31, 2010.  The Company believes its current capital resources are not sufficient to support its operations. Management intends to continue its research efforts and to finance operations of the Company through debt or equity financings. Management plans to seek additional debt and/or equity financing for the Company through private or public offerings or through a business combination or strategic partnership. There can be no assurance that the Company will be successful in obtaining additional financing on favorable terms, or at all. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Refer to Note 14 for disclosure of subsequent transactions and financings completed after December 31, 2010.

4.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Certain Significant Risks and Uncertainties — The Company participates in a global dynamic highly competitive industry and believes that changes in any of the following areas could have a material adverse effect on the Company’s future financial position, results of operations, or cash flows: ability to obtain future financing; advances and trends in new technologies and industry standards; regulatory approval and market acceptance of the Company’s products; development of the necessary manufacturing capabilities and to obtain adequate resources of necessary materials; development of sales channels; certain strategic relationships; litigation or claims against the Company based on intellectual property, patent, product, regulatory, or other factors; and the Company’s ability to attract and retain employees necessary to support its growth.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with domestic financial institutions that are federally insured within statutory limits.

Cash and Cash Equivalents — The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment — Property and equipment are stated at cost and are depreciated on a straight-line basis over their estimated useful lives as follows:

Equipment	3 years
Computer equipment	2 years
Furniture and fixtures	3 years

The Company reviews the carrying value of long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value may not be fully recoverable. There have been no such impairments.

Property and equipment at December 31, 2009 and 2010, consisted of the following:

	2010	(Unaudited) March 31, 2011

Equipment	$30,162	$33,213
Computer equipment	3,179	3,179
Furniture and fixtures	2,363	2,363

	35,704	38,755

Less accumulated depreciation	(10,599)	(13,565)

Property and equipment — net	$25,105	$25,190

Depreciation expense for the year ended December 31, 2010 and for the three months ended March 31, 2011 and for the period from January 14, 2008 (date of inception) to March 31, 2011 was $6,439, $2,966, and $13,565, respectively.

Revenue Recognition — The Company is a development stage company and as such does not have any commercial revenue. The Company has received grant money for research and has recorded this as revenue.

Research and Development Expenditures —Research and development expenses consist of personnel costs, including salaries, benefits and stock-based compensation, materials and supplies, licenses and fees, and overhead allocations consisting of various administrative and facilities related costs. Research and development activities are also separated into three main categories: research, clinical development, and biotechnology development. Research costs typically consist of preclinical and toxicology costs. Clinical development costs include costs for Phase 1 and 2 clinical studies. Biotechnology development costs consist of expenses incurred in connection with product formulation and analysis. The Company charges research and development costs, including clinical study costs, to expense when incurred, consistent with the guidance of FASB ASC 730, Research and Development.

Stock-Based Compensation — Stock-based compensation is measured at the grant date based on the fair value of the award. The fair value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. The expense recognized for the portion of the award that is expected to vest has been reduced by an estimated forfeiture rate. The forfeiture rate is determined at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company uses the Black-Scholes option-pricing model as the method for determining the estimated fair value of stock options.

Expected Term — The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding based on the simplified method provided in Staff Accounting Bulletin No. 110, Certain Assumptions Used in Valuation Methods.

Expected Volatility — As the Company is privately held, there is no observable market for the Company’s common stock. Accordingly, expected volatility has been estimated based on the volatilities of similar companies that are publicly traded.

Risk-Free Interest Rate — The Company bases the risk-free interest rate on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term.

Expected Dividend — The expected dividend assumption is based on the Company’s current expectations about its anticipated dividend policy.

The Company recognizes fair value of stock options granted to nonemployees as stock-based compensation expense over the period in which the related services are received.

Freestanding Preferred Stock Warrants — Certain warrants to purchase the Company’s stock are classified as liabilities in the balance sheets. These warrants are subject to remeasurement at each balance sheet date, and any change in fair value is recognized as a component of other income (expense). Other warrants to purchase the Company’s convertible preferred stock are classified as equity in the balance sheet and are not subject to remeasurement.

Derivative Liability — Certain derivatives embedded within convertible promissory notes have been bifurcated and recorded as derivative in the balance sheets because they are not clearly and closely related. These derivatives are subject to remeasurement at each balance sheet date, and any change in fair value is recognized as a component of other income (expense).

Income Taxes — The Company accounts for income taxes using the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

In evaluating the ability to recover its deferred income tax assets, the Company considers all available positive and negative evidence, including its operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. In the event the Company determines that it would be able to realize its deferred income tax assets in the future in excess of their net recorded amount, it would make an adjustment to the valuation allowance that would reduce the provision for income taxes. Conversely, in the event that all or part of the net deferred tax assets are determined not to be realizable in the future, an adjustment to the valuation allowance would be charged to earnings in the period such determination is made.

The Company recognizes the tax benefit from uncertain tax positions in accordance with GAAP, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a company’s tax return.

Fair Value of Financial Instruments —The carrying amount reported in the balance sheets for cash and cash equivalents, accounts payable, and accrued liabilities approximates their value due to the short-term maturities of such instruments.

Recently Adopted Accounting Guidance

Variable Interest Entities. In June 2009, the FASB issued new accounting guidance relating to consolidation of variable interest entities (“VIEs”), which amends the current accounting guidance for determining whether an entity is a VIE and defining the primary beneficiary. This guidance also requires additional disclosures relating to involvement with a VIE. We adopted this guidance during the first quarter of our fiscal 2010. The adoption of this guidance did not have a material effect on our Consolidated Financial Statements and disclosures.

Fair Value Measurements. In January 2010, the FASB issued new accounting guidance requiring additional disclosures about the different classes of assets and liabilities measured at fair value, valuation techniques and inputs used, the activity in Level 3 fair value measurements, and the transfers between Levels 1 and 2. It also clarified guidance around disaggregation and disclosures of inputs and valuation techniques for Level 2 and Level 3 fair value measurements. The current guidance is effective beginning with the first quarter of our fiscal 2010, except for the new disclosures relating to the Level 3 reconciliation, which are effective for the first quarter of our fiscal 2011. Refer to Note 4 – Fair Value Measurements for our Company’s fair value measurements and disclosures.

The company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Subsequent Events —The Company evaluated subsequent events through the date its financial statements were available for issuance. The Company determined that the financial statements were available for issuance on May 9, 2011. Refer to Note 14 for subsequent events disclosure.

5.	FAIR VALUE MEASUREMENTS

Assets and liabilities recorded at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels, which are directly related to the amount of subjectivity, associated with the inputs to the valuation of these assets or liabilities are as follows:

Level 1 — Inputs that are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 — Inputs (other than quoted prices included in Level 1) that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities and which reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2009 and 2010, by level within the fair value hierarchy, are as follows:

	Fair Value Measurements at December 31, 2010
	Level 1	Level 2	Level 3	Total

Warrant liability	$-	$-	$4,416	$4,416
Derivative liability	-	-	287,547	287,547
	$-	$-	$291,963	$291,963

(Unaudited)	Fair Value Measurements at March 31, 2011
	Level 1	Level 2	Level 3	Total

Warrant liability	$-	$-	$6,106	$6,106
Derivative liability			298,197	298,197
	$-	$-	$304,303	$304,303

The following table provides a summary of changes in the fair value of the Company’s Level 3 financial liability mentioned above for the period from January 14, 2008 (date of inception) to December 31, 2008, and for the years ended December 31, 2009 and 2010 and th3e three months ended March 31, 2011:

	Warrant	Derivative
	Liability	Liability	Total

January 14, 2008 (date of inception)	$-	$-	$-
Issuance of warrants	52,665		52,665
Issuance of convertible notes		9,377	9,377
Changes in fair value	(15,960)	(4,402)	(20,362)

December 31, 2008	36,705	4,975	41,680
Changes in fair value	(1,692)	(4,975)	(6,667)

December 31, 2009	35,013	0	35,013
Issuance of warrants	3,680		3,680
Issuance of convertible notes		281,466	281,466
Reclassification of warrants to equity	(37,110)		(37,110)
Cancellation of warrants	(65,082)		(65,082)
Changes in fair value	67,915	6,081	73,996

December 31, 2010	4,416	287,547	291,963
Issuance of warrants	1,476		1,476
Issuance of convertible notes		48,910	48,910
Reclassification of warrants to equity			0
Cancellation of warrants			0
Changes in fair value	214	(38,260)	(38,046)

March 31, 2011 (Unaudited)	$6,106	$298,197	$304,303

The valuation of the convertible preferred stock warrant liability is discussed in Note 8.

6.	ACCRUED LIABILITIES

Accrued liabilities at December 31, 2010 and March 31, 2011, consisted of the following:

	2010	(Unaudited) March 31, 2010

Accrued compensation and related benefits	$11,162	$16,616
Accrued interest	671	3,909
Customer deposit		17,640

Total	$11,833	$38,165

7.	CONVERTIBLE PROMISSORY NOTES AND DERIVATIVE LIABILITY

In March, April, and July 2008, the Company issued convertible notes to three investors for aggregate proceeds of $155,000. Principal and interest on these convertible notes, accrued at the rate of 10% per annum, were due and payable in August and September 2009, the maturity dates, unless earlier converted into equity securities of the Company. Principal and unpaid accrued interest was convertible into equity securities of the Company automatically at the closing of the Company’s next equity financing to outside investors in which gross aggregate proceeds exceed $1,000,000 (“Next Equity Financing”), at the price per share received by the outside investors. Since the Next Equity Financing did not occur on or before the maturity date, the principal and unpaid accrued interest were converted at the option of the Company into 488,354 shares of Series 1 convertible preferred stock at a price per share of $0.40 in October 2010. In addition, the Company issued warrants to the note holders equal to 50% of the principal of the note which provides for the note holders to purchase an aggregate of 193,750 shares of Series 1 preferred stock at an exercise price of $0.40 per share (see Note 8).

In November 2008, the Company issued a convertible note to an investor for proceeds of $172,548. Principal and interest on these convertible notes, accrued at the rate of 10% per annum, were due and payable in December 2009, unless earlier converted into equity securities of the Company. Contemporaneously with the closing of any equity financing of the Company having aggregate proceeds of at least $500,000 (“Qualified Financing”), the investor had the option to receive payment on the outstanding principal and unpaid accrued interest, or to convert the outstanding principal and unpaid accrued interest into preferred stock of the Company at the price per share paid by the purchasers in the Qualified Financing. If no Qualified Financing occurred on or before the maturity date, the investor had the option to receive payment on the outstanding principal and unpaid accrued interest, or to convert the outstanding principal and unpaid accrued interest into the Company’s common stock at a price per share of $0.50. In addition, the Company issued warrants to the investor to purchase a number of shares of stock issued to investors in the Qualified Financing equivalent to 70% of the principal amount of the note divided by the price per share of the stock sold in the Qualified Financing (see Note 8). On June 1, 2010, the Company and the investor entered into a settlement agreement to cancel the $172,548 convertible note, related accrued interest of $26,793 and warrants fair valued at $65,082 on the date of cancellation, for a cash payment of $100,000, resulting in a gain of $164,423 recorded in the statement of operations as other income (expense).

In August, November, and December 2010, the Company issued convertible promissory notes to certain investors for aggregate proceeds of $32,527. Principal and interest on these convertible notes, accrued at the rate of 5% per annum, are due and payable two years from the issuance dates, unless earlier converted into equity securities of the Company. Principal and unpaid accrued interest shall be converted automatically or at the investor’s option into equity securities of the Company at the closing of the Company’s next equity financing to outside investors in which gross aggregate proceeds exceed $1,000,000 (“Next Equity Financing”), at the price per share received by the outside investors. If the Next Equity Financing does not occur on or before the maturity date, the principal and unpaid accrued interest can be converted at the option of the Company into a new class of equity securities designated as Series A Preferred Stock. In addition, the Company issued warrants to the note holders to purchase a number of shares of capital stock issued to investors in the Next Equity Financing equivalent to 5% or 20% of the principal amount of the notes divided by the price per share of the stock sold in the Next Equity Financing (see Note 8).

On December 13, 2010, the Company issued a convertible note to an investor for proceeds of $100,000. Principal and interest, accrued at the rate of 5% per annum, are due and payable on December 13, 2012, unless earlier converted into equity securities of the Company. Principal and unpaid accrued interest shall be automatically converted into equity securities of the Company at the closing of the Company’s Next Equity Financing, based on a conversion price equal to one-third of the price per share of the stock sold to outside investors in the Next Equity Financing. If the Next Equity Financing does not occur on or before the maturity date, the principal and unpaid accrued interest can be converted at the option of the Company into shares of the most recently closed Company equity financing, based on a conversion price equal to one-third of the price per share of the most recently closed Company equity financing.

On December 28, 2010, the Company entered into an agreement to issue senior secured convertible promissory notes to certain investors up to an aggregate amount of $250,000 and on that date, issued a convertible promissory note to an investor for proceeds of $125,000. Principal and interest, accrued at the rate of 5% per annum, are due and payable on December 6, 2011, unless earlier converted into equity securities of the Company. Principal and unpaid accrued interest shall be automatically converted into equity securities of the Company at the closing of the Company’s next equity financing in which gross aggregate proceeds to the Company exceed $5,500,000 to outside investors and the Company registers its stock for sale pursuant to the Securities and Exchange Act of 1934. The conversion price shall be equal to one-third of the price per share of this financing. If this financing does not occur on or before the maturity date, the principal and unpaid accrued interest can be converted at the option of the holders of a majority of the aggregate principal amount of the senior secured convertible promissory notes, into common stock of the Company. These senior secured convertible promissory notes are secured by collateral consisting of substantially all assets of the Company.

At December 31, 2010, total future minimum payments under the Convertible Notes are as follows:

2011	$125,000
2012	132,527

Total minimum payments	257,527

Less: Debt discount resulting from warrant and derivative liabilities	(226,518)

Total	31,009

Current portion of convertible promissory notes	1,094

Convertible promissory notes — net of current portion	$29,915

All of Company’s convertible notes contain embedded derivatives wherein their automatic conversion, which is contingent upon a future equity raise, can accelerate the realization of the expected payout for each note. This feature creates the possibility of a greater than expected return for the note holder and thus a higher than expected liability for the Company. The value of this feature was estimated for each note using the probability expected return method, in which the payout of distinct potential early conversion scenarios was discounted to the present using the expected IRR of the note and compared with the present value of the note if held to maturity. Probabilities were applied to the value of early conversion in each scenario to arrive at a probability weighted value of the early conversion feature.

As of December 31, 2010 and the three month period ended March 31, 2011, the fair value of the derivative liability was $287,547 and $298,197, respectively. The changes in fair value for the year ended December 31, 2010 and the three months period ended March 31, 2011 and the period from January 14, 2008 (date of inception) to March 31, 2011 of $6,081, $(38,260), and $(41,556), respectively, have been recorded in the accompanying statements of operations as a component of other income (expense).

8.	COMMITMENTS AND CONTINGENCIES

Commitments — The Company leases its main office facility and a second facility for research in Sunnyvale,CA under sublease agreements that provide for month-to-month extensions by the Company.

Rent expense for the years ended December 31, 2010 and the three months ended March 31, 2011, and for the period from January 14, 2008 (date of inception) to March 31, 2010, was $81,846, $30,452, and $158,923, respectively.

Contingencies — From time to time, the Company may become involved in litigation. Management is not currently aware of any matters that will have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

The Company agreed to compensate certain vendors for services rendered contingent upon the occurrence of future financings as follows:

Future financing with proceeds of at least
$1,000,000	$50,000
1,250,000	20,000
1,500,000	26,000
2,000,000	50,000
5,000,000	50,000
6,000,000	20,000

Total	$216,000

The Company incurred various obligations related to the original acquisition of its intellectual property around the time the Company was founded.  These transactions are described more fully below in Note 12, including a reference to contingent obligations reflected in the financial statements.

9.	CONVERTIBLE PREFERRED STOCK

The holders of the Series 1 convertible preferred stock (“preferred stock”) have various rights and preferences as follows:

Voting Rights — Each share of preferred stock has voting rights equivalent to the number of shares of common stock into which it is convertible.

Conversion — Each share of preferred stock is convertible by the holder at any time into shares of common stock (subject to adjustment for events of dilution, as defined) at a conversion rate of $0.40 per share. The preferred stock shall automatically be converted into common stock upon the earlier of: (i) an initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s common stock or (ii) the prior written approval of the holders representing a majority of the outstanding shares of preferred stock, voting as a single class and on an as-converted basis.

Dividends — The holders of the preferred stock are entitled to receive noncumulative dividends, if and when declared by the Board of Directors. No dividends have been declared through March 31, 2011.

Liquidation — In the event of any liquidation, dissolution, or winding-up of the Company, the holders of the preferred stock shall be entitled to receive, prior and in preference to any distribution to the holders of common stock, their respective liquidation amounts. “Liquidation amount” shall mean the original issuance price of a particular share of preferred stock, plus any dividends declared but unpaid thereon. The original per share issuance price of Series 1 preferred stock is $0.40, subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization. If, upon such liquidation, dissolution, or winding-up of the Company the assets available for distribution to the stockholders shall be insufficient to pay the holders of shares of preferred stock the full liquidation amounts, the holders of preferred stock shall share ratably in any distribution of the assets in proportion to their respective liquidation amounts. After the payment to the holders of preferred stock of their full liquidation amount, any remaining assets shall be distributed to the holders of common stock in proportion to the number of shares owned by each such stockholder.

Preferred Stock Warrants — In 2008, the Company issued warrants resulting in the right to purchase 193,750 shares of Series 1 preferred stock at an exercise price of $0.40 per share to various investors (See Note 6), and recorded the fair value of the warrants at $52,665 at the time of issuance. The warrants were valued using the Black-Scholes option-valuation model with the following assumptions: contractual life of 7 years, volatility of 83.5% to 85.4%, risk-free interest rate of 2.8% to 3.6%, and no expected dividends.

In 2010, the Company issued warrants to various investors to purchase shares of the Company’s equity securities in the Next Equity Financing at an exercise price equal to the price per share received from investors of the Next Equity Financing, and recorded the fair value of the warrants at $3,680 at the time of issuance. The warrants were valued using the Black-Scholes option-valuation model with the following assumptions: contractual life of 5 years, volatility of 84.2% to 84.9%, risk-free interest rate of 1.9% to 2.0%, and no expected dividends.  During the three months ended March 31, 2011 the Company issued additional warrants and recorded the fair value of the warrants at $1,476 at the time of issuance

As of December 31, 2010 and the three months ended March 31. 2011, the fair value of the warrant liability was $4,416 and $6,107, respectively. The changes in fair value for the year ended December 31, 2010 and the three months ended March 31, 2011 and the period from January 14, 2008 (date of inception) to March 31, 2011 of $67,915, $214 and $50,477, respectively, have been recorded in the accompanying statements of operations as a component of other income (expense). The fair value of the warrants at December 31, 2010 and March 31, 2011 were determined using the Black-Scholes model with the following assumptions:

	2010	March 31, 2011

Annualized volatility	85.2%	84.8%
Contractual life (years)	4.2 - 4.9	4.0 - 6.9
Expected dividends	0%	0%
Risk-free interest rate	2.0% - 2.7%	2.3% - 2.9%

None of the preferred stock warrants have been exercised as of December 31, 2010.

10.	COMMON STOCK

The Company’s Certificate of Incorporation, as amended, authorize the Company to issue 10,000,000 shares of $0.001 par value common stock. Common stockholders are entitled to dividends when and if declared by the Board of Directors. The holder of each share of common stock is entitled to one vote. As of March 31, 2011, no dividends had been declared.

Common stock that the Company had reserved for issuance at December 31, 2010, is as follows:

Conversion of convertible preferred stock	1,858,354
Exercise and conversion of preferred stock warrants	193,750
Stock options outstanding	516,400
Stock options available for future grants under the 2010 Stock Plan	1,213,600

Total shares of common stock reserved	3,782,104

As of March 31, 2011 the Company had outstanding $332,777 of convertible note principal.  These convertible notes, along with related accrued interest, convert upon the Next Equity Financing.  $12,240 and $33,037 of convertible debt principal have interest at 5% and warrants equivalent to 5% and 20% of the principal balance, respectively.  The balance, $287,500 of convertible note principal and related accrued interest convert at one-third the price per share of the Next Equity Financing.  The affect of the convertible debt is not included jn the above schedule since the number of shares will not be determinable until the Next Equity Financing. (See Note 6)

11.	STOCK OPTION PLAN

The Company’s Board of Directors has approved the 2008 Stock Plan (the “Plan”). Under the Plan, the Board of Directors may grant up to 1,730,000 shares of incentive stock options, nonqualified stock options, or stock awards to eligible persons, including employees, nonemployees, members of the Board of Directors, consultants, and other independent advisors who provide services to the Company. In general, options are granted with an exercise price equal to the fair value of the underlying common stock on the date of the grant. Options generally have a contractual life of 10 years and vest over periods ranging from being fully vested as of the grant dates to four years.

A summary of option activity under the Plan is as follows:

		Outstanding Options
			Weighted-	Weighted-
	Shares		Average	Average
	Available for	Number of	Exercise	Remaining
	Grant	Shares	Price	Contractual Term

Balance — January 14, 2008
(date of inception)

Shares added to the plan	980,000

Balance — December 31, 2008	980,000

Balance — December 31, 2009	980,000

Shares added to the plan	750,000

Options granted (weighted-average fair value of $0.05)	(516,400)	516,400	0.05

Balance — December 31, 2010	1,213,600	516,400	0.05	9.2

Options granted (weighted-average fair value of $0.147)	(1,047,500)	1,047,500	0.15

Balance — March 31, 2011 (Unaudited)	166,100	1,563,900	0.12	9.0

Options vested — March 31, 2011		831,556	0.09	9.0

Options vested and expected to vest — March 31, 2011		1,563,900	0.12	9.0

In the three months ended March 31, 2011 there were two Restricted Stock Purchase Agreement grants made totaling 375,000 shares of Common Stock.  These shares were not part of the allocated pool of shares to the 2008 Stock Plan.

Stock-based compensation expense for the year ended December 31, 2010 and the three months ended March 31, 2011, and the period from January 14, 2008 (date of inception) to March 31, 2011, is classified in the statements of operations as follows:

			Period from
		(Unaudited)	January 14, 2008
	Year Ended	Period Ended	(Date of Inception)
	December 31,	March 31,	to March 31,
	2010	2011	2011

Research and development	$6,559	$25,012	$31,571
General and administrative	18,616	24,928	43,544

	$25,175	$49,940	$75,115

At December 31, 2010, there was a total of $3,000 of unrecognized compensation cost — net of estimated forfeitures, related to non-vested stock option awards, which is expected to be recognized over a weighted-average period of approximately 0.5 years.

The fair value of the Company’s stock-based awards during the year ended December 31, 2010, the three months ended March 31, 2011 and the period from January 14, 2008 (date of inception) to March 31, 2011, was estimated using the following weighted-average assumptions:

			Period from
			January 14, 2008
	Year Ended	Period Ended	(Date of Inception)
	December 31,	March 31,	to March 31,
	2010	2011	2011

Weighted-average volatility	83.3%	71%	71%-83.3%
Expected term (in years)	5	5	5
Expected dividends	None	None	None
Risk-free interest rate	2.6%	2.1%	2.3%

12.	INCOME TAXES

The reported amount of income tax expense attributable to operations for the year differs from the amount that would result from applying domestic federal statutory tax rates to loss before income taxes from operations as summarized below:

			Period from January 14, 2008 (Date of Inception) to December 31,
	2009	2010	2010
Federal tax expense (benefit) at statutory rate	$(104,104.6)	$(410,569.7)	$(652,954.0)
State tax expense (benefit) net of federal tax effect	-	-	-
R&D Credit	(4,243)	(18,233)	(22,475)
Non-deductible expenses	(2,137)	26,820	18,031
Change in valuation allowance	110,485	401,983	657,398
Other

Total tax expense	$-	$-	$-

The significant components of deferred tax assets are as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2009	2010
Deferred tax assets:
Net operating loss carryforwards	$279,014	$718,229
Tax credit carryforwards	7,188	38,078
Accrued Liabilities	-	14,474
Capitalized Start up costs	15,193	15,193
Depreciation	35
Gross Deferred Tax Assets	301,430	785,974

Depreciation		(4,102)
Valuation Allowance	(301,430)	(781,872)
Net Deferred Tax Assets	$-	$-

The Company’s accounting for deferred taxes involves the evaluation of a number of factors concerning the realizability of the Company’s net deferred tax assets. The Company primarily considered such factors as the Company’s history of operating losses, the nature of the Company’s deferred tax assets and the timing, likelihood and amount, if any, of future taxable income during the periods in which those temporary differences and carryforwards become deductible. At present, the Company does not believe that it is more likely than not that the deferred tax assets will be realized; accordingly, a full valuation allowance has been established and no deferred tax asset is shown in the accompanying balance sheets. The valuation allowance increased by approximately $480,442, $131,647 and $781,872 during the years ended December 31, 2010, December 31, 2009 and for the period from January 14, 2008 (date of inception) to December 31, 2010, respectively.

As of December 31, 2010, the Company had net federal and state net operating loss carryforwards of approximately $1,805,004 and $1,792,938, respectively.  These net operating loss carry forwards will begin to expire, if not utilized, beginning in 2028 and 2018 for federal and state income tax purposes, respectively.  The Company also has federal and state research and development credit carryforwards of approximately $22,476 and $23,641, respectively.  The federal credits will expire if not utilized beginning in 2029.  The California credits do not expire.

The Tax Reform Act of 1986 and similar California legislation impose substantial restrictions on the use of net operating losses and tax credits in the event of an ownership change of a corporation.  Accordingly, the Company’s ability to use net operating losses and credit carry forwards may be significantly limited in the future as a result of such an ownership change.

On January 1, 2009, the Company adopted a newly issued standard of accounting for uncertain tax positions.  This standard prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. The cumulative effect of adopting the new standard resulted in no adjustment to retained earnings as of January 1, 2009. No liability related to uncertain tax positions is recorded on the financial statements. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of tax expense, as necessary.

Tabular Reconciliation of Unrecognized Tax Benefits	12/31/2010
Beginning Balance at January 1, 2009	$-
Increase/(Decrease) of unrecognized tax benefits taken in prior years	967
Increase/(Decrease) of unrecognized tax benefits related to current year	4,157
Increase/(Decreases) of unrecognized tax benefits related to settlements
Reductions to unrecognized tax benefits related to lapsing statute of limitations
Ending Balance at December 31, 2010	$5,124

The total amount of unrecognized tax benefits that if recognized, would affect the effective tax rate is $0.

The Company has not incurred any interest or penalties as of December 31, 2010. The Company does not anticipate any significant change within 12 months of this reporting date of its uncertain tax positions. The Company is subject to taxation in the US and California. There are no ongoing examinations by taxing authorities at this time.

The Company’s tax years 2008 through 2009 will remain open for examination by the federal and state authorities for 3 and 4 years, respectively, from the date of utilization of any net operating loss credits.

13.	RELATED-PARTY TRANSACTIONS

The Company was co-founded in 2008 by Mr. Gerald Commissiong and Dr. John Commissiong under the original name of CNS Protein Therapeutics, Inc. (“CNS”), and changed its name to Amarantus Therapeutics, Inc. in 2010. Dr. Commisiong is currently the Chief Scientific Officer, a member of the Board of Directors (appointed in March 2011) and majority shareholder of the Company.  Mr. Gerald Commissiong is currently the Chief Operating Officer, a member of the Board of Directors, and a significant shareholder of the Company. Dr. Commissiong also founded Neurotrophics, Inc., a Canadian company, in 2003. In 2007, Neurotrophics established an agreement with EMS Development Group to acquire the intellectual property rights to a protein compound, mesencephalic astrocyte-derived neurotrophic factor (“MANF”), from Prescient Neuropharma Co. MANF was discovered by Dr. Commissiong while working for Prescient in 2002, as a drug candidate with promising therapeutic properties for treatment of syndromes such Parkinson’s Disease.

EMS received $59,000 in 2007 in funding from Neurotrophics to purchase the MANF intellectual property rights. Prior to this payment, Neurotrophics received a total of $100,000 in investments from certain outside parties. The same investors provided $100,000 in funding to CNS in 2008, and CNS renegotiated and assumed the $100,000 convertible note investment made into Neurotrophics. The investors directed Neurotrophics and EMS to assign the MANF intellectual property rights to CNS and CNS agreed to assume certain other liabilities related to the technology transfer.  CNS will compensate these creditors on a future date mutually agreeable between the parties., In addition, CNS agreed to compensate EMS for its assistance in acquiring the rights to MANF by making installment payments in an aggregate amount of $95,000.

The technology transfer transaction created a contingent liability for the Company. Legal counsel to the Company has advised that transfers of assets out of the usual course of business, referred to under applicable Canadian law as “bulk sales”, must comply with certain rules in order to avoid a potential voiding of the sale or transfer, making the purchaser liable to unpaid trade creditors, or creating an encumbrance on the assets transferred or sold. The transfer of the MANF rights by Neurotrophics to CNS may impose such obligations on CNS, as a purchaser. Counsel further advised that upon payment in full of all of the Neurotrophics debts outstanding as of March 5, 2008, no action can be successfully maintained to void or set aside the transfer of the MANF rights to CNS, and thus to the Company.

To remedy this contingent liability, CNS agreed to compensate Neurotrophics to repay its creditors on a future date mutually agreeable between the parties, and agreed to assume debts owed to John Commissiong and Gerald Commissiong by Neurotrophics.

The Company has recorded a total of $295,888 and $287,462 as of December 2009 and 2010, respectively in obligations reflecting this liability in its financial statements. The Company recorded the assumption of the Neurotrophics debts as a distribution in 2008.

In February 2011, the Company and Neurotrophics agreed to enter into two agreements regarding compensation for the March 5, 2008 transfer of the rights to MANF and issued notes in the amounts of $222,083 and $59,319, in favor of Neurotrophics and John and Gerald Commissiong, respectively. These notes bear interest at the rate of 2% per annum, and have maturity dates of March 5, 2015 and December 30, 2015, respectively.   The loans may be repaid at the Company’s option on or before the maturity dates in the form of common stock of the Company at the then fair market value.

In October 2010, the Company entered into an agreement with the founders, Gerald Commissiong and John Commissiong, where they will receive a 2.5% (1.25% each for Gerald Commissiong and John Commissiong) Royalty from the gross commercial revenue of patents derived from the Company’s proprietary PhenoGuard platform technology, including patents associated with the MANF Protein and related Gene."

The Company obtained the services of its current CEO Martin D. Cleary through a consulting agreement until May 2010 when he became an employee. During the year ended December 31, 2010, the three month period ended March 31, 2011, and the period from January 14, 2008 (date of inception) to March 31, 2011, consulting services of $200,000, $50,000, and $329,167, respectively are included in the statement of operations. This agreement also includes a change of control clause whereby the Company shall pay Mr. Cleary a bonus of 5% of the gross proceeds to the Company resulting from the change of control. Upon his election and in his sole discretion, and in lieu of the change of control bonus, the Company shall issue to him shares of the Company’s common stock equal to 2.5% of the Company’s fully diluted capitalization as of the date of termination of the agreement.

14.	SUBSEQUENT EVENTS

As mentioned above in the description of the Company, Management plans to seek additional debt and/or equity financing through private or public offerings or through a business combination or strategic partnership. Subsequent to December 31, 2010, the Company entered into several significant transactions reflecting these plans.

Bridge Financings. In contemplation of entering into a reverse triangular merger and private investment in public equity (PIPE), the Company has obtained loans convertible into stock in the Company. As described in Note 6, $125,000 of this was obtained in December 2010 regarding the Senior Secured Convertible Notes and $62,500 was obtained in January 2011. Such loans are convertible into common shares of the Company. The conversion price per share shall be equal to one-third the price per share of equity securities sold to outside investors in the next equity financing from outside sources, which is anticipated to be the PIPE transaction.

The Company also expects to enter into a Bridge Loan Agreement in mid May 2011 providing for up to $3 million in senior secured convertible loans. The loans bear interest at the rate of 5% per annum, and are due and payable 3 months after the date of issuance, unless converted into common stock of the Company. Such conversion will occur automatically upon completion of the PIPE and reverse merger. The conversion price will be the lesser of $0.60 per share or 50% of the price paid in the next equity financing from outside sources. Loans made in connection with this agreement are secured by all of the Company’s assets.

Grant Received. In February 2011, the Company received an additional payment of $178,308 from the Michael J. Fox Foundation, representing the second and remaining portion of a grant awarded initially in April 2010 to support research into the actions of MANF related to Parkinson’s Disease.

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